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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934




                        DATE OF REPORT: NOVEMBER 21, 2002



                              ACORN PRODUCTS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)




    Delaware                        0-22717                          22-3265462
---------------            -------------------------         -------------------
(STATE OR OTHER            (COMMISSION FILE NO.)                  (IRS EMPLOYER
JURISDICTION OF                                           IDENTIFICATION NUMBER)
INCORPORATION OR
ORGANIZATION)



                           390 W. Nationwide Boulevard
                              Columbus, Ohio 43215
                                 (614) 222-4400
               (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER
                       INCLUDING AREA CODE OF REGISTRANT'S
                          PRINCIPAL EXECUTIVE OFFICES)





                                      None
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)





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ITEM 5.  OTHER EVENTS.

         On November 21, 2002, the Company issued a press release announcing that the Company's stockholders approved all proposals related to its recapitalization plan, including a 1-for-10 reverse stock split at its Annual Meeting of Stockholders held on November 20, 2002. The press release is included as Exhibit 99.1 to this Form 8-K and is incorporated herein by this reference.

         Pursuant to the Third Amended and Restated Certificate of Incorporation of Acorn Products, Inc. (the "Company") filed with the Secretary of State of the State of Delaware on November 20, 2002, effective as of 12:01 a.m. on November 21, 2002 (the "Effective Time"), the Company effected the 1-for-10 reverse stock split of the Company's common stock issued and outstanding immediately prior to the Effective Time ("Old Common Stock"). The reverse stock split also affects options, warrants and other securities convertible into or exchangeable for shares of the Company's common stock that were issued and outstanding immediately prior to the Effective Time.

         No fractional shares will be issued in connection with the reverse stock split. A holder of a certificate representing shares of Old Common Stock at the Effective Time who would otherwise be entitled to receive a fraction of a share of the Company's common stock is, in lieu thereof, entitled to receive a cash payment in an amount equal to (i) the number of fractional shares to which the stockholder would otherwise be entitled multiplied by (ii) $0.35, the last reported sales price of the Company's common stock on November 20, 2002, as reported on the Nasdaq SmallCap Market.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)   EXHIBITS.

               EXHIBIT NO.                    DESCRIPTION

                  3.1         Third Amended and Restated Certificate of
                               Incorporation

                  99.1        Press Release, dated November 21, 2002


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 ACORN PRODUCTS, INC.


Date:  November 21, 2002             By:        /s/ John G. Jacob
                                        ----------------------------------------
                                           John G. Jacob, Vice President and
                                           Chief Financial Officer









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